RIGHTS AGREEMENT

         This Rights Agreement (this "Agreement"), is dated as of August 9th, 2000, between NEW VISUAL ENTERTAINMENT, INC., a Utah corporation (the "COMPANY"), and FIRST UNION NATIONAL BANK (the "RIGHTS AGENT"). Capitalized terms included in this Agreement shall have the meaning set forth herein.

                              W I T N E S S E T H:

         WHEREAS, on July 27, 2000 the Board of Directors of the Company (i) authorized the issuance and declared a dividend of one right (a "RIGHT") for each share of the Common Stock, par value $.01 per share ("Common Stock"), of the Company outstanding as of the close of business on August 21, 2000 (the "RECORD Date"), each Right representing the right to purchase, on the terms and conditions contained herein, one one-thousandth of a share (subject to adjustment) of Series A Junior Participating Preferred Stock, par value $.01 per share ("SERIES A PREFERRED STOCK"), of the Company having the rights and preferences set forth in the form of Certificate of Designation attached hereto as EXHIBIT A, and (ii) further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Company's treasury) between the Record Date and the Distribution Date (as defined below); PROVIDED, HOWEVER, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1.  CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the meanings indicated:

         (a) "ACQUIRING PERSON" shall mean any Person who or which shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person; PROVIDED, HOWEVER, that

                  (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently (including, without limitation, because:

                           (A) such Person was unaware that it beneficially
                  owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person;" or

                           (B) such Person was aware of the extent of its
                  Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement)
and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable divested or divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement;


                  (ii) if, as of the date hereof, any Person is the Beneficial Owner of 20% or more of the shares of Common Stock outstanding, such Person shall not be or become an "Acquiring Person" unless and until such time as such Person shall become the Beneficial Owner of additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding; and

                  (iii) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding increases the proportionate number of shares of Common Stock beneficially owned by such Person to 20% or more of the shares of Common Stock then outstanding, PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an "Acquiring Person" unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 20% or more of the shares of Common Stock then outstanding. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         (b) "ADJUSTMENT SHARES" shall have the meaning set forth in Section 11(a)(ii) hereof.

         (c) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

         (d) A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY own," any shares of Common Stock:

RIGHTS AGREEMENT - PAGE 2

                  (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement);

                  (ii) that such Person or any of such Person's Affiliates or Associates has

                           (A) the right to acquire (whether such right is
                  exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own,"

                           (x) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange,

                           (y) securities that such Person has a right to acquire on the exercise of Rights at any time prior to the occurrence of a Section 11(a)(ii) Event, or

                           (z) securities issuable upon exercise of Rights from and after the occurrence of a Section 11(a)(ii) Event if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 22 hereof ("ORIGINAL RIGHTS") or pursuant to Section 11(i) or
                           Section 11(o) hereof with respect to an adjustment to Original Rights; or

                           (B) the right to vote pursuant to any agreement,
                  arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable General Rules and Regulations under the Exchange Act; or

                  (iii) that are beneficially owned, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement), by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company.

RIGHTS AGREEMENT - PAGE 3

         Notwithstanding anything in this paragraph (d) to the contrary,

                           (A) a Person engaged in the business of underwriting
                  securities shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any securities acquired in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition, and

                           (B) no Person who is an officer, director or employee
                  of an Exempt Person shall be deemed, solely by reason of such Person's status or authority as such, to be the "Beneficial Owner" of, to have "Beneficial Ownership" of or to "beneficially own" any securities that are "beneficially owned" (as defined in this Section 1(d)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.


         (e) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company or any duly authorized committee thereof.

         (f) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

         (g) "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m., San Diego, California time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., San Diego, California time, on the next succeeding Business Day.

         (h) "COMMON STOCK" when used with reference to the Company shall mean the Common Stock (currently par value $.001 per share) of the Company. "COMMON STOCK" when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person. "COMMON STOCK" when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest that shall represent the right to participate in profits, losses, deductions and credits of such Person and that shall be entitled to exercise the greatest voting power per unit of such Person.

         (i) "COMMON STOCK EQUIVALENTS" shall have the meaning set forth in
Section 11(a)(iii) hereof.

         (j) "CURRENT MARKET PRICE" shall have the meaning set forth in Section 11(d) hereof.

         (k) "CURRENT VALUE" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (l) "DISTRIBUTION DATE" shall have the meaning set forth in Section 3(a) hereof.

RIGHTS AGREEMENT - PAGE 4

         (m) "EQUIVALENT SERIES A PREFERRED STOCK" shall have the meaning set forth in Section 11(b) hereof.

         (n) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (o) "EXCHANGE RATIO" shall have the meaning set forth in Section 24(a) hereof.

         (p) "EXEMPT PERSON" shall mean the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

         (q) "EXPIRATION DATE" shall have the meaning set forth in Section 7(a) hereof.

         (r) "FINAL EXPIRATION DATE" shall have the meaning set forth in Section 7(a) hereof.

         (s) "INVALIDATION TIME" shall have the meaning set forth in Section 11(a)(ii) hereof.

         (t) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotations System.

         (u) "ORIGINAL RIGHTS" shall have the meaning set forth in Section 1(d)(ii) hereof.

         (v) "PERSON" shall mean any individual, firm, corporation, partnership or other entity.

         (w) "PRINCIPAL PARTY" shall have the meaning set forth in Section 13(b) hereof.

         (x) "PURCHASE PRICE" shall have the meaning set forth in Section 4 hereof.

         (y) "RECORD DATE," with respect to the initial issuance of the Rights shall be August 21, 2000.

         (z) "REDEMPTION PRICE" shall have the meaning set forth in Section 23(a)(ii) hereof.

         (aa) "RIGHT CERTIFICATE" shall have the meaning set forth in Section 3(a) hereof.

         (ab) "SECTION 11(a)(ii) EVENT" shall mean any instance in which any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person.

         (ac) "SECTION 11(a)(ii) TRIGGER DATE" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (ad) "SECTION 13 EVENT" shall mean any event described in clause (i),
(ii) or (iii) of Section 13(a) hereof.

         (ae) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

RIGHTS AGREEMENT - PAGE 5

         (af) "SERIES A PREFERRED STOCK" shall have the meaning set forth in the recitals hereof.

         (ag) "SPREAD" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (ah) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

         (ai) "SUBSTITUTION PERIOD" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (aj) "SUBSIDIARY" of a Person shall mean any corporation or other entity which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person and any corporation or other entity that is otherwise controlled by such Person.

         (ak) "SUMMARY OF RIGHTS" shall have the meaning set forth in Section 3(b) hereof.

         (al) "TRADING DAY" shall have the meaning set forth in Section 11(d)(i) hereof.

         (am) "TRIGGERING EVENT" shall mean any Section 11(a)(ii) Event or
Section 13 Event.


SECTION 2.  APPOINTMENT OF RIGHTS AGENT.
            ---------------------------

         The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agent as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agents and any co-Rights Agents will be as the Company may determine.


SECTION 3.  ISSUANCE OF RIGHT CERTIFICATES.
            ------------------------------

         (a) Until the Close of Business on the day (the "DISTRIBUTION DATE") which is the earlier of

                  (i) the tenth day after the Stock Acquisition Date or

                  (ii) the tenth Business Day (or such later day as may be determined by action of the Board of Directors taken prior to the Close of Business on such tenth Business Day and prior to such time as any Person becomes an Acquiring Person) following the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person would be the Beneficial Owner of 20% or more of the outstanding Common Stock (irrespective of whether any shares are actually purchased pursuant to any such offer),

RIGHTS AGREEMENT - PAGE 6

                           (x) the Rights will be evidenced (subject to the
                  provisions of Section 3(c) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock and not be separate Right Certificates, and

                           (y) each Right will be transferable only in
                  connection with the transfer of a share (subject to adjustment as hereinafter provided) of Common Stock; PROVIDED, HOWEVER, that if the Distribution Date would be prior to the Record Date, the Record Date shall be the Distribution Date; and PROVIDED FURTHER, that if a tender offer or exchange offer referred to in clause (ii) above is canceled or withdrawn prior to the Distribution Date, such offer shall be deemed, for purposes of this Agreement, never to have been made.

         As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a Right Certificate in substantially the form of EXHIBIT B hereto ("RIGHT CERTIFICATE"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(o) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Series A Junior Participating Preferred Stock, substantially in the form attached hereto as EXHIBIT C ("SUMMARY OF RIGHTS"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company.

         (c) With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date (or, if earlier, the Expiration Date), the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall (subject to the provisions of Section 11(a)(ii) and the other provisions hereof) also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

RIGHTS AGREEMENT - PAGE 7

         (d) Subject to the provisions of Section 11(a)(ii) and the other provisions hereof, Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and, in certain circumstances provided for in Section 22 hereof, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Certificates issued for Common Stock (including without limitation certificates issued upon original issuance, disposition from the Company's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between New Visual Entertainment, Inc. and First Union National Bank, as Rights Agent, dated as of August 9th, 2000 and as amended from time to time (the "AGREEMENT"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of New Visual Entertainment, Inc. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. First Union National Bank will mail to the holder of this certificate a copy of the Agreement without charge promptly after receipt by it of a written request therefor. Rights issued to or beneficially owned by a Person who is or becomes an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as such terms are defined in the Agreement) or, under certain circumstances, transferees thereof, will become void as provided in Section 11(a)(ii) of the Agreement and thereafter may not be transferred to any Person.

         With respect to such certificates containing the foregoing legend, the Rights associated with the Common Stock represented by such certificates shall, until the Distribution Date, be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall (subject to the provisions of Section 11(a)(ii) and the other provisions hereof) also institute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

         Notwithstanding this paragraph (d), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.


RIGHTS AGREEMENT - PAGE 8

SECTION 4.  FORM OF RIGHT CERTIFICATES.
            --------------------------

         The Right Certificates (including the forms of assignment and election to purchase to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in EXHIBIT B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever issued, evidencing the Rights issued on the Record Date shall be dated as of the Record Date, and Right Certificates evidencing Rights issued after the Record Date shall be dated as of the date of such issuance, and on their face Right Certificates shall entitle the holders thereof to purchase one one-thousandth of one share of Series A Preferred Stock, or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the price per one one-thousandth of a share set forth therein, as the same may from time to time be adjusted as provided herein (the "PURCHASE PRICE").


SECTION 5.  COUNTERSIGNATURE AND REGISTRATION.
            ---------------------------------

         (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each Right Certificate, the date of each Right Certificate, and the certificate number for each Right Certificate.


RIGHTS AGREEMENT - PAGE 9

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.
             --------------------------------------------------------

         (a) Subject to the provisions of Section 11(a)(ii) and the other provisions hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred or split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Series A Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the principal office of the Rights Agent with the form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent, subject to the provisions of Section 11(a)(ii) and the other provisions hereof, shall countersign (by manual signature) and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Subject to the provisions of Section 11(a)(ii) and the other provisions hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.


SECTION 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.
            -------------------------------------------------------------

         (a) Except as otherwise provided herein, the Rights shall become exercisable at the Close of Business on the Distribution Date, and thereafter may be exercised in whole or in part to purchase shares of Series A Preferred Stock upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at its principal office, together with payment of the aggregate Purchase Price (subject to adjustment as hereinafter provided) with respect to the number of one one-thousandths of a share of Series A Preferred Stock (except as otherwise provided herein) as to which such surrendered Rights are then being exercised, at or prior to the Close of Business on the date (the "EXPIRATION DATE") which is the earliest of (i) August 21, 2004 (the "FINAL EXPIRATION DATE"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof.

         (b) The Purchase Price shall initially be $200 for each one one-thousandth of a share of Series A Preferred Stock issued pursuant to the exercise of a Right. The Purchase Price and the number of one one-thousandths of a share of Series A Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c) hereof.

RIGHTS AGREEMENT - PAGE 10

         (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the number of one one-thousandths of a share of Series A Preferred Stock to be purchased and an amount equal to any applicable transfer tax, by cash, certified or official bank check or money order payable to the order of the Company or the Rights Agent, the Rights Agent shall, subject to Section 20(j) and Section 20(k) hereof, thereupon promptly

                  (i) requisition from any transfer agent of the Series A Preferred Stock certificates for the number of shares of Series A Preferred Stock so elected to be purchased (and/or requisition from the depository agent depository receipts representing interests in such number of fractional shares of Series A Preferred Stock as are to be purchased, in which case certificates for the fractional shares of Series A Preferred Stock so represented shall be deposited with the depository agent) and the Company will comply and hereby authorizes and directs such transfer agent (and any such depository agent) to comply with all such requests,

                  (ii) requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
         Section 14(b) hereof, and

                  (iii) promptly after receipt of such Series A Preferred Stock certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, or, when appropriate, after receipt promptly deliver such depository receipts and cash to or upon the order of the registered holder of such Right Certificate; PROVIDED, HOWEVER, that in the case of a purchase of securities, other than Series A Preferred Stock, pursuant to Section 11 or Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding to the foregoing clauses (i) through
         (iii).

         In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have

                  (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and

RIGHTS AGREEMENT - PAGE 11

                  (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.


SECTION 8.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.
            --------------------------------------------------

         All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.


SECTION 9.  RESERVATION AND AVAILABILITY OF SHARES OF SERIES A PREFERRED STOCK.
            ------------------------------------------------------------------

         (a) The Company covenants and agrees that at all times it will cause to be reserved and kept available, out of and to the extent of its authorized and unissued shares of Series A Preferred Stock not reserved for another purpose (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) or shares of Series A Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) held in its treasury, the number of shares of Series A Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights, provided that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii), Section 11(a)(iii) or Section 13 hereof unless the Rights become exercisable pursuant to such adjustments, and then only to the extent the Rights become exercisable pursuant to such adjustments.

         (b) So long as the shares of Series A Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange or automated quotation system, as the case may be, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or automated quotation system, as the case may be, upon official notice of issuance upon such exercise.

RIGHTS AGREEMENT - PAGE 12

         (c) From and after such time as the Rights become exercisable, the Company shall use its best efforts to, if then necessary to permit the issuance of shares of Series A Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) upon the exercise of Rights, register the offering and issuance of and qualify such shares of Series A Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemptions therefrom are not available), cause the related registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

         (d) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Series A Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) delivered upon exercise of Rights shall, to the extent applicable, at the time of delivery of the certificates for such securities (subject to payment of the aggregate Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable securities in accordance with applicable law.

         (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Series A Preferred Stock (or other securities, as the case may be) upon the exercise of Rights; PROVIDED, HOWEVER, that the Company shall not be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for Series A Preferred Stock (or other securities, as the case may be) upon exercise of rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Series A Preferred Stock (or other securities, as the case may be) to a Person other than such registered holder until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.


SECTION 10.  SERIES A PREFERRED STOCK RECORD DATE.
             ------------------------------------

         Each Person in whose name any certificate for shares of Series A Preferred Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Series A Preferred Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the aggregate Purchase Price therefor (and any applicable transfer taxes) was made, PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.


RIGHTS AGREEMENT - PAGE 13

SECTION 11. ADJUSTMENTS TO NUMBER AND KIND OF SHARES, NUMBER OF RIGHTS OR PURCHASE PRICE.
             -------------------------------------------------------------

         The number and kind of shares subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

         (a) CHANGES IN COMPANY CAPITALIZATION; SUBSTITUTIONS.
             ------------------------------------------------

                  (i) In the event that the Company shall at any time after the Record Date

                           (A) declare or pay any dividend on Series A Preferred
                  Stock payable in shares of Series A Preferred Stock,

                           (B) subdivide or split the outstanding shares of
                  Series A Preferred Stock into a greater number of shares,

                           (C) combine or consolidate the outstanding shares of
                  Series A Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Series A Preferred Stock or

                           (D) issue any shares of its capital stock in a
                  reclassification of the Series A Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect immediately prior to the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Series A Preferred Stock or capital stock, as the case may be, issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of an amount equal to (x) the Purchase Price in effect immediately prior to the record date or effective date of such dividend, subdivision, combination or reclassification, multiplied by
(y) the number of one one-thousandths of a share of Series A Preferred Stock, or shares of capital stock, as the case may be, as to which a Right was exercisable immediately prior to such date, the aggregate number and kind of shares of Series A Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned upon such exercise and been entitled to receive, or would be deemed to have owned, by virtue of such dividend, subdivision, combination or reclassification.

RIGHTS AGREEMENT - PAGE 14

                  (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the "SECTION 11(A)(II) EVENT"), then

                           (A) the Purchase Price shall be adjusted to be the
                  Purchase Price in effect immediately prior to the Section 11(a)(ii) Event multiplied by the number of one one-thousandths (1/1,000) of a share of Series A Preferred Stock for which a Right was exercisable immediately prior to such Section 11(a)(ii) Event, whether or not such Right was then exercisable, and

                           (B) each holder of a Right, except as otherwise
                  provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Series A Preferred Stock, such number of shares of Common Stock (the "Adjustment Shares") as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Section 11(a)(ii) Event;

PROVIDED, HOWEVER, that the Purchase Price (as so adjusted) and the number of Adjustment Shares so receivable upon exercise of a Right shall, following the
Section 11(a)(ii) Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Agreement to the contrary, however, from and after the Section 11(a)(ii) Event ("INVALIDATION TIME"), any Rights that are beneficially owned by (x) any Acquiring Person (or Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or such Affiliate or Associate) who becomes a transferee after the Section 11(a)(ii) Event or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Section 11(a)(ii) Event pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding that has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the Section 11(a)(ii) Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).

RIGHTS AGREEMENT - PAGE 15

                  (iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of Series A Preferred Stock or fraction thereof such that the current per share market price of one share of Series A Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock. In the event that the number of shares of Common Stock that are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof and the Rights shall become so exercisable, the Board of Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party,

                           (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (computed using the Current Market Price used to determine the number of Adjustment Shares) (the "CURRENT VALUE"), over (2) the then current Purchase Price times the number of one one-thousandths of a share of Series A Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (such excess, the "SPREAD") and

                           (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii) hereof), make adequate provision to substitute for any or all such Adjustment Shares (1) cash, (2) shares of Series A Preferred Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which, by virtue of having dividend, voting or liquidation rights substantially comparable to those of the Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as shares of Common Stock (such shares of Series A Preferred Stock and shares or units of shares of preferred stock are herein called "COMMON STOCK EQUIVALENTS")), (3) debt securities of the Company, (4) other assets, (5) a reduction of the Purchase Price, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors;

RIGHTS AGREEMENT - PAGE 16

PROVIDED, HOWEVER, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the date (the "SECTION 11(A)(II) TRIGGER DATE") of the first occurrence of a Section 11(a)(ii) Event, then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, shares of Series A Preferred Stock and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If, upon the occurrence of a Section 11(a)(ii) Event, the number of shares of Common Stock authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, and if the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such 30 day period, as it may be extended, is herein called the "SUBSTITUTION PERIOD"). To the extent that the Company determines that some action must be taken pursuant to the first or second sentence of this Section 11(a)(iii), the Company
(x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to be equal to the Current Market Price per share of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series A Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) shares of Series A Preferred Stock, shares having the same rights, privileges and preferences as Series A Preferred Stock ("EQUIVALENT SERIES A PREFERRED STOCK") or securities convertible into Series A Preferred Stock or Equivalent Series A Preferred Stock at a price per share of Series A Preferred Stock or Equivalent Series A Preferred Stock (or having a conversion price per share, if a security convertible into Series A Preferred Stock or Equivalent Series A Preferred Stock) less than the Current Market Price per share of Series A Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock outstanding on such record date, plus the number of shares of Series A Preferred Stock which the aggregate offering price of the total number of shares of Series A Preferred Stock and Equivalent Series A Preferred Stock (and the aggregate initial conversion price of the convertible securities so to be offered, including the price required to be paid to purchase such convertible security) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Series A Preferred Stock outstanding on such record date, plus the number of additional shares of Series A Preferred Stock or Equivalent Series A Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially


RIGHTS AGREEMENT - PAGE 17
convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such noncash consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Series A Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options, warrants or convertible securities are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for a distribution to all holders of Series A Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Series A Preferred Stock, but including any dividend payable in stock other than Series A Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Series A Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets, subscription rights or warrants applicable to a share of Series A Preferred Stock and the denominator of which shall be such Current Market Price per share of Series A Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d)  CURRENT MARKET PRICE.

                  (i) For the purpose of any computation hereunder (including computations pursuant to Section 14 hereof), other than computations made pursuant to Section 11(a)(iii) hereof, the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such stock for the 30 consecutive Trading Days immediately prior to such date, and for purpose of computations made pursuant to Section 11(a)(iii) hereof, the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such stock for the 10 consecutive Trading Days immediately following such date; PROVIDED, HOWEVER, that in the event the Current Market Price per share of Common Stock is determined during a period following the announcement by the issuer of such stock of (i) any dividend or distribution on such stock (other than a regular quarterly cash

RIGHTS AGREEMENT - PAGE 18
         dividend) or (ii) any subdivision, combination or reclassification of the stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq or such other system as may then be in use, or, if on any such date the prices of shares of Common Stock are not reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "CURRENT MARKET PRICE" per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

                  (ii) For the purpose of any computation hereunder, the "CURRENT MARKET PRICE" per share of Series A Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Series A Preferred Stock cannot be determined in the manner provided above or if the Series A Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "CURRENT MARKET PRICE" per share of Series A Preferred Stock shall be conclusively deemed to be an amount equal to one thousand (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Series A Preferred Stock is publicly held or so listed or traded, "CURRENT MARKET PRICE" per share of the Series A Preferred

RIGHTS AGREEMENT - PAGE 19

         Stock shall mean the fair value per share as determined in good faith by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the "CURRENT MARKET PRICE" of one one-thousandth of a share of Series A Preferred Stock shall be equal to the "CURRENT MARKET PRICE" of one share of Series A Preferred Stock divided by one thousand (subject to adjustment as provided above). The "CURRENT MARKET PRICE" per share of Equivalent Series A Preferred Stock shall be determined in the same manner as set forth above for the Series A Preferred Stock.

         (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years after the date of the transaction that mandates such adjustment or (ii) one month prior to the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series A Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the applicable provisions with respect to the shares of Series A Preferred Stock contained in Sections 7, 9, 10, 11, 13 and 14 hereof, and such provisions shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Series A Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustments as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Series A Preferred Stock (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

RIGHTS AGREEMENT - PAGE 20

         (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a share of Series A Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Series A Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment in the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Series A Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share that were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the fraction of Series A Preferred Stock or other shares of capital stock issuable upon exercise of a Right, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A Preferred Stock or other such shares at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Series A Preferred Stock and cash, other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Series A Preferred Stock and cash, other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series A Preferred Stock and cash, other capital stock or securities, if any, upon the occurrence of the event requiring such adjustment.

RIGHTS AGREEMENT - PAGE 21

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent in their good faith judgment the Board of Directors shall determine to be advisable in order that any

                  (i) consolidation or subdivision of the Series A Preferred Stock,

                  (ii) issuance for cash of any shares of Series A Preferred Stock,

                  (iii) issuance for cash of securities that by their terms are convertible into or exchangeable for shares of Series A Preferred Stock,

                  (iv) stock dividends, or

                  (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company,

shall not be taxable to holders of its Series A Preferred Stock.

         (n) The Company covenants and agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

         (o) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date

                  (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock,

                  (ii) subdivide the outstanding shares of Common Stock,

                  (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or

                  (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock,

the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

RIGHTS AGREEMENT - PAGE 22

SECTION 12.  CERTIFICATE OF ADJUSTMENTS.
             --------------------------

         Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall

         (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise to such adjustment,

         (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate, and

         (c) mail a brief summary thereof to each record holder of a Right (or, if prior to the Distribution Date, to each holder of Common Stock) in accordance with Section 26 hereof.

         Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying upon any certificate prepared by the Company pursuant to this Section 12 hereof and on any adjustment therein described and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.


SECTION 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING
             POWER.
             --------------------------------------------------------------

         (a) In the event that, directly or indirectly, at any time after the
Section 11(a)(ii) Event

                  (i) the Company shall consolidate with or shall merge into any other Person,

                  (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or

                  (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earnings power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly owned Subsidiaries of the Company), then upon the first occurrence of such event, proper provision shall be made so that:

RIGHTS AGREEMENT - PAGE 23

                           (A) each holder of a Right (other than Rights which
                  have become void pursuant to Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with Section 11 hereof), in accordance with the terms of this Agreement and in lieu of shares of Series A Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price as theretofore adjusted in accordance with
                  Section 11 hereof) by 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; PROVIDED, HOWEVER, that the Purchase Price (as theretofore adjusted in accordance with Section 11 hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer;

                           (B) such Principal Party shall thereafter be liable
                  for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;

                           (C) the term "COMPANY" shall thereafter be deemed to
                  refer to such Principal Party; and

                           (D) such Principal Party shall take such steps
                  (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this
                  Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

         (b) "PRINCIPAL PARTY" shall mean

                  (i) in the case of any transaction described in clause (i) or
         (ii) of the first sentence of Section 13(a) hereof:

                           (A) the Person that is the issuer of the securities
                  into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value of shares outstanding, or

                           (B) if no securities are so issued,

                           (x) the Person that is the other party to the merger, if such Person survives the merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value of shares outstanding, or

                           (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives), or

                           (z) the Person resulting from the consolidation; and

                  (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; PROVIDED, HOWEVER, that in any such case described in the foregoing clause (b)(i) or (b)(ii),

                           (A) if the Common Stock of such Person is not at such
                  time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "PRINCIPAL PARTY" shall refer to such other Person, or

                           (B) if such Person is a Subsidiary, directly or
                  indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term "PRINCIPAL PARTY" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding, or

RIGHTS AGREEMENT - PAGE 25

                           (C) if such Person is owned, directly or indirectly,
                  by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

         (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Section 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

                  (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the offering and sale of the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

                  (ii) use its best efforts, if the Common Stock of the Principal Party shall be listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by Nasdaq or such other system as may then be in use;

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                  (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

RIGHTS AGREEMENT - PAGE 26

         In the event that any of the transactions described in Section 13(a) hereof shall occur, the Rights which have not theretofore been exercised pursuant to either Section 7 or Section 11(a)(ii) hereof shall thereafter be exercisable only in the manner described in Section 13(a) hereof.

         (d) Furthermore, in case the Principal Party that is to be a party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its Certificate or Articles of Incorporation or Bylaws or other instrument governing its corporate affairs, which provision would have the effect of

                  (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price, or

                  (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13,

then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         (e) The Company covenants and agrees that it shall not, at any time after the occurrence of a Section 11(a)(ii) Event, enter into any transaction of the type contemplated by clauses (i) through (iii) of Section 13(a) hereof if:

                           (x) at the time of or immediately after such consolidation, merger, sale or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or

                           (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or other transaction, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates; or

RIGHTS AGREEMENT - PAGE 27

                           (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
             ---------------------------------------

         (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If the Company shall not issue fractions of Rights, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which fractional Rights would have been issuable, determined in the same manner as the closing price of a share of Common Stock shall be determined pursuant to Section 11(d) hereof.

         (b) The Company shall not be required to issue fractions of shares of Series A Preferred Stock or other securities of the Company upon exercise of the Rights (other than fractions of shares of Series A Preferred Stock that are integral multiples of one one-thousandth of a share) or to distribute certificates that evidence interests in fractional shares (other than fractions of shares of Series A Preferred Stock that are integral multiples of one one-thousandth of a share); provided that in lieu of issuing fractions of shares of Series A Preferred Stock, the Company may, at its election, issue depository receipts evidencing interests in fractions of shares pursuant to an appropriate agreement between the Company and a depository selected by it, but only if such agreement shall provide that the holders of such depository receipts shall have all of the rights, privileges and preferences to which they would be entitled as beneficial owners of the Series A Preferred Stock. With respect to fractional shares that are not integral multiples of one one-thousandth of a share, if the Company does not issue such fractional shares or depository receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time the Rights evidenced by such Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of a share of Series A Preferred Stock or other securities of the Company. For purposes of this Section 14(b), the then current market value of a share of Series A Preferred Stock or other securities of the Company shall be the closing price thereof for the Trading Day immediately prior to the date of such exercise, as determined pursuant to Section 11(d) hereof or in the same manner as the closing price of a share of Series A Preferred Stock shall be determined pursuant to Section 11(d)(ii) hereof, as the case may be.

         (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

RIGHTS AGREEMENT - PAGE 28

         (d) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional share of Series A Preferred Stock or other securities of the Company upon exercise of a Right, except as provided by this Section 14.


SECTION 15.  RIGHTS OF ACTION.
             ----------------

         All rights of action in respect of this Agreement are vested in the respective holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.


SECTION 16.  AGREEMENT OF RIGHT HOLDERS.
             --------------------------

         Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock;

         (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

         (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common Stock) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligations; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

RIGHTS AGREEMENT - PAGE 29

SECTION 17.  RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.
             -------------------------------------------------

         No holder of a Right, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Series A Preferred Stock or any other securities of the Company that may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.


SECTION 18.  CONCERNING THE RIGHTS AGENT.
             ---------------------------

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for anything done or omitted to be done by the Rights Agent or such other indemnified party in connection with the acceptance and administration of this Agreement or the performance of the Rights Agent's duties hereunder, including the cost and expenses of defending against any claim of liability in the premises.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the performance of the Rights Agent's duties hereunder, in reliance upon any Right Certificate, certificate for Series A Preferred Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.

         (c) The indemnity provided in this Section 18 shall survive the expiration of the Rights, the resignation or removal of the Rights Agent and the termination of this Agreement.

RIGHTS AGREEMENT - PAGE 30

SECTION 19.  MERGER, CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
             -------------------------------------------------------

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent or in the name of the successor Rights Agent, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


SECTION 20.  DUTIES OF RIGHTS AGENT.
             ----------------------

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering to be taken any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, any Vice President or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

RIGHTS AGREEMENT - PAGE 31

         (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not (i) be responsible for (A) the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or the validity or execution of any Right Certificate (except its countersignature thereof), (B) any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate, (C) any adjustment required under the provisions of Section 11 or 13 hereof or (D) the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment) or (ii) by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series A Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Series A Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

RIGHTS AGREEMENT - PAGE 32

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided that the Rights Agent was not grossly negligent in the selection thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of election to purchase or the form of assignment set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         (l) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

         (m) Anything in this Agreement to the contrary withstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).


SECTION 21.  CHANGE OF RIGHTS AGENT.
             ----------------------

         (a) The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a


RIGHTS AGREEMENT - PAGE 33

Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be

                  (i) a corporation organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or

                  (ii) an Affiliate controlled by a corporation described in clause (a) of this sentence.

         (b) After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. The failure to give any notice required by this
Section 21 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


SECTION 22.  ISSUANCE OF NEW RIGHT CERTIFICATES.
             ----------------------------------

         Notwithstanding any of the provisions of this Agreement to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to a Triggering Event or the redemption or expiration of the Rights, the Company may, with respect to shares of Common Stock so issued or sold pursuant to the exercise of employee stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, or in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that

RIGHTS AGREEMENT - PAGE 34

                  (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and

                  (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.


SECTION 23.  REDEMPTION.
             ----------

         (a) The Board of Directors may, at its option, at any time prior to the earlier of

                  (i) the first occurrence of a Section 11(a)(ii) Event, and

                  (ii) the Close of Business on the Expiration Date,

cause the Company to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE").

         (b) Immediately upon the effective time of the redemption of the Rights as specified by the action of the Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon. Promptly after the effective time of the redemption of the Rights as specified by the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock. Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the effective time of the redemption, the method by which the payment of the Redemption Price will be made and the time for such payment. The failure to give any notice required by this Section 23(b) or any defect therein shall not affect the legality or validity of the action taken by the Company.


SECTION 24.  EXCHANGE.
             --------

         (a) The Board of Directors may, at its option, at any time after the first occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

RIGHTS AGREEMENT - PAGE 35

         (b) Immediately upon the effective time of the exchange of the Rights as specified by the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give notice of any such exchange; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated by this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. In the event that the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares (or fractions thereof) of Series A Preferred Stock (or Equivalent Series A Preferred Stock), having an aggregate Current Market Price equal to the Current Market Price per share of Common Stock as of the date of issuance of such shares (or a fraction thereof) of Series A Preferred Stock (or Equivalent Series A Preferred Stock).

         (d) In any exchange pursuant to Section 24(a) hereof, the Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 24(d), the current market value of a whole share of Common Stock shall be the Current Market Price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to Section 24(a) hereof.


SECTION 25.  NOTICE OF PROPOSED ACTIONS.
             --------------------------

         (a) In case the Company, after the earlier of the Distribution Date or the Stock Acquisition Date, shall propose to

RIGHTS AGREEMENT - PAGE 36

                  (i) effect any of the transactions referred to in Section 11(a)(i) hereof or to pay any dividend to the holders of record of Series A Preferred Stock payable in stock of any class or to make any other distribution to the holders of record of Series A Preferred Stock (other than a regular quarterly cash dividend), or

                  (ii) offer to the holders of record of Series A Preferred Stock options, warrants, or other rights to subscribe for or to purchase shares of Series A Preferred Stock (including any security convertible into or exchangeable for Series A Preferred Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or

                  (iii) effect any reclassification of the Series A Preferred Stock or any recapitalization or reorganization of the Company, or

                  (iv) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 26 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i), or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, liquidation, dissolution or winding up is to take place and the record date for determining participation therein by the holders of record of Series A Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of Series A Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Series A Preferred Stock, whichever shall be the earlier. The failure to give any notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

         (b) If a Section 11(a)(ii) Event shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of Rights, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to the holders of Rights under Section 11(a)(ii) hereof.

         (c) In case any of the transactions referred to in Section 13 hereof are proposed, then, in any such case, (i) the Company shall give to each holder of Rights, in accordance with Section 26 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 13 hereof, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights and
(ii) all references in the preceding paragraph (a) to Series A Preferred Stock shall be deemed thereafter to refer to Common Stock or other securities of the Principal Party, as appropriate.

RIGHTS AGREEMENT - PAGE 37

SECTION 26.  NOTICES.
             -------

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on behalf of the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           New Visual Entertainment, Inc.
                           5920 Friars Road, Suite 104
                           San Diego, California 92108
                           Attn:  Corporate Secretary

         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           First Union National Bank
                           1525 West W. T. Harris Boulevard, 3C3
                           Charlottte, North Carolina  28288-1153
                           Attn:  Shareholder Services Group

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock.


SECTION 27.  SUPPLEMENTS AND AMENDMENTS.
             --------------------------

         For as long as the Rights are redeemable, and except as provided in the last sentence of this Section 27, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights or the Common Stock. At any time when the Rights are not redeemable, and except as provided in the last sentence of this Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to:

         (a) cure any ambiguity;

         (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein; or

         (c) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable;


RIGHTS AGREEMENT - PAGE 38
provided that no such supplement or amendment shall adversely affect the interests of the holders of Right Certificates as such; and provided that this Agreement may not be so supplemented or amended to:

                  (i) lengthen a time period relating to when the Rights may be redeemed or this Agreement amended at the sole and absolute discretion of the Company at such time as the Rights are not redeemable; or

                  (ii) lengthen or shorten any other time period unless such lengthening or shortening of such other time period is for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of Rights as such (other than any Acquiring Person or an Affiliate or Associate of such an Acquiring Person).

         Upon the delivery of a certificate from an officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the Redemption Price or the number of one one-thousandth of a share of Series A Preferred Stock for which a Right is exercisable; and no supplement or amendment that changes the rights or duties of the Rights Agent under this Agreement shall be effective without the consent of the Rights Agent.


SECTION 28.  SUCCESSORS.
             ----------

         All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


SECTION 29.  BENEFITS OF THIS AGREEMENT.
             --------------------------

         Nothing in this Agreement shall be construed to give any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the Common Stock).


SECTION 30.  CHOICE OF LAW.
             -------------

         This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Utah and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

RIGHTS AGREEMENT - PAGE 39

SECTION 31.  COUNTERPARTS.
             ------------

         This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


SECTION 32.  DESCRIPTIVE HEADINGS.
             --------------------

         Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


SECTION 33.  SEVERABILITY.
             ------------

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.


SECTION 34.  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS.
             ----------------------------------------------------

         The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.


                            [SIGNATURE PAGE FOLLOWS]



RIGHTS AGREEMENT - PAGE 40

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.





                                        NEW VISUAL ENTERTAINMENT, INC.




                                        By:      /s/ Ray Willenberg, Jr.
                                                 -------------------------------
                                        Name:    Ray Willenberg, Jr.
                                                 -------------------------------
                                        Title:   Chief Executive Officer
                                                 -------------------------------



                                        FIRST UNION NATIONAL BANK







                                        By:      /s/ Kenneth E. Staab
                                                 -------------------------------
                                        Name:    Kenneth E. Staab
                                                 -------------------------------
                                        Title:   Vice President
                                                 -------------------------------

RIGHTS AGREEMENT - PAGE 41

                                                                       EXHIBIT A

                           CERTIFICATE OF DESIGNATION
                                       OF
                         NEW VISUAL ENTERTAINMENT, INC.

                     (Pursuant to Section 16-10a-602 of the
                     Utah Revised Business Corporation Act)


         New Visual Entertainment, Inc., a Utah corporation (hereinafter called the "CORPORATION"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 16-10a-602 of the Utah Revised Business Corporation Act at a meeting duly called and held on July 27, 2000:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Incorporation, as amended and restated (the "ARTICLES OF INCORPORATION"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK:

         Section 1. DESIGNATION OF AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "SERIES A PREFERRED STOCK") and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2. DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the Corporation (the "COMMON STOCK"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of voting Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of voting Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of voting Common Stock outstanding immediately after such event and the denominator of which is the number of shares of voting Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of voting Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of voting Common Stock as set forth herein) for taking any corporate action.

         Section 4. CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation or in any other certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind) , as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


         Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 10. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as single class.

         Section 11. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer and attested by its Secretary this 8th day of August, 2000.



                                           /S/ RAY WILLENBERG, JR.
                                           -------------------------------------
                                           Ray Willenberg, Jr.
                                           Chief Executive Officer


Attest:


/S/  C. RICH WILSON III
-----------------------------
C. Rich Wilson III
Secretary

                                                                       EXHIBIT B


                           [FORM OF RIGHT CERTIFICATE]


Certificate No. _______                                          ________ Rights

NOT EXERCISABLE AFTER AUGUST 21, 2004 OR EARLIER IF REDEEMED OR EXCHANGED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF NEW VISUAL ENTERTAINMENT, INC., AT $0.001 PER RIGHT (SUBJECT TO ADJUSTMENT) ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY A PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF SUCH ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR, UNDER CERTAIN CIRCUMSTANCES, TRANSFEREES THEREOF, WILL BECOME VOID AS PROVIDED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT AND THEREAFTER MAY NOT BE TRANSFERRED TO ANY PERSON.


                                Right Certificate

                         New Visual Entertainment, Inc.

         This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 9, 2000, as the same may be amended from time to time ("Rights Agreement"), between New Visual Entertainment, Inc., a Utah corporation (the "Company"), and First Union National Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as that term is defined in the Rights Agreement) and prior to 5:00 P.M. (San Diego time) on August 21, 2004 at the principal office of the Rights Agent, or its successor as Rights Agent, one one-thousandth (1/1000) of a fully paid and nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), of the Company at a purchase price of $200 per one one-thousandth of a share, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Series A Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 21, 2000.

         As provided in the Rights Agreement, the Purchase Price and the number of shares of Series A Preferred Stock that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Series A Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as amended from time to time, which terms, provisions and conditions are incorporated herein by reference and made a part hereof, and reference to the Rights Agreement is made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent designated for that purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase the same aggregate number of shares of Series A Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered entitled that holder to purchase. If this Right Certificate is exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this right Certificate may be (i) redeemed by the Company by action of the Board of Directors at its option at a redemption price of $0.001 per Right, or
(ii) exchanged in whole or in part for shares of the Common Stock, par value $.01 per share, of the Company.

         No fractional shares of Series A Preferred Stock or other securities of the Company are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions of shares of Series A Preferred Stock that are integral multiples of one one-thousandth of a share), and in lieu thereof, as provided in the Rights Agreement, a cash payment may be made. As provided in the Rights Agreement, interests in fractions of shares of Series A Preferred Stock may, at the election of the Company, be evidenced by depository receipts.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series A Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         The Board of Directors shall have the exclusive power and authority to administer the Rights Plan in accordance with the Rights Agreement and to exercise the rights and powers specifically granted to the Board of Directors or the Company, or as may be necessary or advisable in the administration of the Rights Plan.

                            [SIGNATURE PAGE FOLLOWS]

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

         Dated as of ________________________, 20__.

ATTEST:                                           NEW VISUAL ENTERTAINMENT, INC.


                                                  By:
-----------------------------                         --------------------------
C. Rich Wilson III, Secretary                         Ray Willenberg, Jr.,
                                                      Chief Executive Officer



COUNTERSIGNED:

FIRST UNION NATIONAL BANK
as Rights Agent



By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                desires to transfer the Rights evidenced by this
                               Right Certificate.)


         FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto ______________________________________________
                                 (Please print name and address of transferee)
_____________________________________________________________________ rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer such Rights on the books of the within-named company, with full power of substitution.


Dated:____________________________


                                   _____________________________________________
                                   Signature



MEDALLION SIGNATURE GUARANTEE:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

________________________________________________________________________________

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by and were not acquired by the undersigned from, and are not being assigned to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                             ___________________________________
                                             Signature

                          FORM OF ELECTION TO PURCHASE

             (To be executed by the registered holder if such holder
                desires to exercise the Rights evidenced by this
                               Right Certificate.)


To: New Visual Entertainment, Inc.

         The undersigned hereby irrevocably elects to exercise _______ Rights evidenced by this Right Certificate to purchase the securities or other property due upon the exercise of such Rights and requests that certificates for any such securities be issued in the name of:

Please insert social security or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated:  ________________________


                                              __________________________________
                                              Signature

MEDALLION SIGNATURE GUARANTEE:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                              __________________________________
                                              Signature

________________________________________________________________________________
                                     NOTICE


         The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C


         UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT DATED AS OF AUGUST 9, 2000, BETWEEN NEW VISUAL ENTERTAINMENT, INC. AND FIRST UNION NATIONAL BANK, AS RIGHTS AGENT (THE "RIGHTS AGREEMENT"), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY A PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF SUCH ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR, UNDER CERTAIN CIRCUMSTANCES, TRANSFEREES THEREOF, WILL BECOME VOID AS PROVIDED IN
         SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT AND THEREAFTER MAY NOT BE TRANSFERRED TO ANY PERSON.


                          SUMMARY OF RIGHTS TO PURCHASE
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


         On July 27, 2000, the Board of Directors of New Visual Entertainment, Inc., a Utah corporation (the "Company"), declared a dividend of one Right for each outstanding share of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). The dividend is payable to holders of record of Common Stock at the close of business on August 21, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1,000) of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), at a Purchase Price of $200. The terms and conditions of the Rights are contained in a Rights Agreement between the Company and First Union National Bank, as Rights Agent.

         As discussed below, initially the Rights will not be exercisable, certificates for the Rights will not be issued and the Rights will automatically trade with the Common Stock.

         Until the close of business on the earlier of (i) the tenth day following the public announcement that a person or group of affiliated or associated persons ("Acquiring Person") other than the Company, any subsidiary of the Company or any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company ("Exempt Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock (the "Stock Acquisition Date") or (ii) the tenth business day following the commencement by any person (other than an Exempt Person) of, or the announcement of the intention to commence, a tender or exchange offer that would result in the ownership of 20% or more of the outstanding Common Stock (the earlier of such dates in clauses (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of August 21, 2000, by such Common Stock certificate, together with a copy of this Summary of Rights.

         The Rights Agreement provides that, until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be represented by and transferred with, and only with, the Common Stock. Until the Distribution Date (or the earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates, with or without such legend or a copy of this Summary of Rights, will also constitute the surrender for transfer of the Rights associated with the Common Stock evidenced by such certificates. As soon as practicable following the Distribution Date, separate Right Certificates will be mailed to holders of record of Common Stock at the close of business on the Distribution Date, and thereafter the Right Certificates alone will evidence the Rights and the Rights will be transferable separate and apart from the Common Stock.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on August 21, 2004, unless redeemed or exchanged earlier as described below.

         The Series A Preferred Stock will not be redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, will be subordinate to all other series of the Company's preferred stock. Each share of Series A Preferred Stock will represent the right to receive, when, as and if declared, a quarterly dividend at an annual rate equal to the greater of $1.00 per share or 1,000 times the quarterly per share cash dividends declared on the Company's Common Stock during the immediately preceding fiscal year. In addition, each share of Series A Preferred Stock will represent the right to receive 1,000 times any noncash dividends (other than dividends payable in Common Stock) declared on the Common Stock, in like kind. In the event of the liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will represent the right to receive a liquidation payment in an amount equal to the greater of $1.00 per share or 1,000 times the liquidation payment made per share of Common Stock. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The rights of the Series A Preferred Stock as to dividends, liquidation, voting rights and merger participation are protected by anti-dilution provisions.

         The Purchase Price payable and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular cash dividends and dividends payable in Series A Preferred Stock) or of subscription rights or warrants.

         If any Person (other than an Exempt Person) becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock, each holder of a Right, other than the Acquiring Person and/or its affiliates, associates and transferees, will have the right to receive, upon payment of the Purchase Price, in lieu of Series A Preferred Stock, a number of shares of Common Stock having a market value equal to twice the Purchase Price. In the event that insufficient shares of Common Stock are available for the exercise in full of the Rights, the Company shall, in lieu of issuing shares of Common Stock upon exercise of Rights, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, issue shares of Series A Preferred Stock, cash, property or other securities of the Company (which may be accompanied by a reduction in the Purchase Price), in proportions determined by the Company, so that the aggregate value of such cash, property or other securities received is equal to twice the Purchase Price. After the acquisition of shares of Common Stock by an Acquiring Person as described in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person and/or its affiliates, associates and transferees will be void.

         The Board of Directors may, at its option, at any time after a person becomes an Acquiring Person, authorize the Company to exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock or Series A Preferred Stock at an exchange ratio of one share of Common Stock for one one-thousandth of a share of Series A Preferred Stock per Right, provided that the Board of Directors may not effect such exchange after the time that any Person (other than an Exempt Person) becomes the beneficial owner of 50% or more of the Common Stock then outstanding. In the event that insufficient shares of Common Stock are available for such exchange, the Board of Directors may substitute, in lieu thereof, shares of Series A Preferred Stock or equivalent preferred stock of equal value.

         Unless the Rights are earlier redeemed, if, after the Stock Acquisition Date, the Company is acquired in a merger or other business combination (in which any shares of the Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred in one or more transactions, other than a transfer to a lender (or an assignee of a lender) of the Company pursuant to material agreements then in effect to which the Company is a party, the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has a current market price at the time of such transaction equal to twice the Purchase Price.

         Interests in fractions of shares of Series A Preferred Stock may, at the election of the Company, be evidenced by depository receipts. The Company may also issue cash in lieu of fractional shares of Series A Preferred Stock that are not integral multiples of one one-thousandth of a share.

         At any time until a person becomes an Acquiring Person, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $0.001 per Right, subject to adjustment. Immediately upon the effective time of the redemption authorized by the Board of Directors the right to exercise the Rights will terminate, and the holders of the Rights will only be entitled to receive the redemption price without any interest thereon.

         As long as the Rights are redeemable, the Company may, except with respect to the redemption price or the number of shares of Series A Preferred Stock for which a Right is exercisable, amend the Rights in any manner. At any time when the Rights are not redeemable, the Company may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights as such.

         Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including without limitation the right to vote or to receive dividends.

         The Board of Directors shall have the exclusive power and authority to administer the Rights Plan and to exercise the rights and powers specifically granted to the Board of Directors or the Company, or as may be necessary or advisable in the administration of the Rights Plan.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company by written request sent to 5920 Friars Road, Ste. 104, San Diego, CA 92108, Attn:
Secretary. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended from time to time, which is incorporated in this summary description by reference. In the event of a conflict between this summary description and the Rights Agreement, the Rights Agreement will prevail.


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